EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We  hereby  consent  to  the  incorporation  by  reference  in this Registration
Statement on Form S-8 of our report dated February 23, 2000 relating to the consolidated financial statements and financial statement schedule of Triton Energy Limited which appears in Triton Energy Limited's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers  LLP
Dallas,  Texas
October  24,  2000